British Columbia Securities Commission

2011 BCSECCOM 43

Cease Trade Order

Silverado Gold Mines Ltd.

Section 164 of the Securities Act, R.S.B.C. 1996, c. 418

1

Silverado Gold Mines Ltd. (Silverado) is a British Columbia corporation. Its head office is in Vancouver, British Columbia. Silverado is an OTC reporting issuer under BC Instrument 51-509 Issuers Quoted on the U.S. Over-the-Counter Markets (BCI 51-509).

2

Silverado disseminated a news release on January 7, 2010 announcing a 92% increase to the mineral resources on its Nolan Creek Project in Alaska (the Nolan Creek property) from the most recently filed technical report for the Nolan Creek property dated January 1, 2009 as amended June 1, 2009 (the 2009 Report), which is a material change in Silverado’s affairs.

3

Silverado did not file the January 7, 2010 news release, and did not file a related material change report, as required by section 7.1 of National Instrument 51-102 Continuous Disclosure Obligations (NI 51-102) and section 5(b) of BCI 51-509.

4

Silverado did not file a technical report, as required by section 4.2 (1)(j)(ii) of National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) to support the increase in mineral resources on the Nolan Creek property disclosed in Silverado’s January 7, 2010 news release.

5

Silverado disseminated a news release on May 13, 2010 which incorporated by reference a document announcing a new economic analyses for the Nolan Creek property, which is a material change in Silverado’s affairs.

6	Silverado did not file the May 13, 2010 news release, and did not file a related material change report, as required by section 7.1 of NI 51-102 and section 5(b) of BCI 51-509.

7	Under section 164(1) of the Act, the Executive Director orders that trading in the securities of Silverado cease until:

	1.	Silverado files its January 7, 2010 and May 13, 2010 news releases and related material change reports.

     Tel: 604 899-6500 Fax: 604 899-6506 Toll Free: 1 800-373-6393 www.bcsc.bc.ca
P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC, Canada V7Y 1L2

2.	Silverado files a technical report for its Nolan Creek property to support its disclosure.

3.	The Executive Director makes an order under section 164 of the Act revoking this order.

8	January 21, 2011

Robert Holland
Chief Mining Advisor
Corporate Finance